1 23 EARNINGS REPORT Q 4 | F E B R U A R Y 2 7 , 2 0 2 3 Exhibit 99.2

2 23 SAFE HARBOR STATEMENT This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” “combined adjusted EBITDA guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture, and issues relating to the announced SAF upgrade project; failure to close on strategic acquisitions; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer- sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Q4 - 22 EARNINGS

3 23 Solid Financial Performance SUMMARY HIGHLIGHTS Q4 - 22 EARNINGS Growing Shareholder Value Definitive agreement to purchase Gelnex – Oct. 18, 2022 De Jong Recycling acquisition – Oct. 31, 2022 Definitive agreement to purchase Miropasz Group – Nov. 2, 2022 Diamond Green Diesel Port Arthur, Texas start up – Nov. 2022 Investment decision on sustainable aviation fuel – Jan. 2023 Q4-2022 FY-2022 Net Sales $1,768.1 $6,532.2 Net Income $156.6 $737.7 EPS Diluted $0.96 $4.49 Combined Adjusted EBITDA $413.0 $1,541.0 Global Ingredients EBITDA $267.0 $1,097.5 Feed Ingredients EBITDA $191.4 $810.1 Food Ingredients EBITDA $65.4 $256.7 Fuel Ingredients EBITDA $172.4 $536.6 Share Repurchase Program $22.5 million $125.5 million

4 23 Q4-22 EARNINGS 2022 Signif icant Business Highl ights • Record combined adjusted EBITDA of $1.541 billion • Acquired Op de Beeck, a leading organic waste processing company in Belgium, growing the company’s European green energy business • Acquired Valley Proteins, strengthening the core business by adding 18 rendering plants in the southern, southeast and mid-Atlantic regions of the U.S. • Entered the rendering business in Brazil with the acquisition of FASA Group, adding 14 plants and 1.3 million metric tons of processing • Started up DGD Port Arthur, Texas plant on time and under budget, bringing the joint venture’s renewable diesel production to 1.2 billion gallons per year • Entered into a definitive agreement, subject to regulatory approval, to purchase Gelnex to grow the company’s food segment through increased collagen production • Entered into a definitive agreement, subject to regulatory approval, to purchase Miropasz, providing the company with access to additional poultry rendering in Poland, Europe’s largest poultry provider • Signed onto the Science-Based Target initiative, continuing to set a high level for sustainability and advancing the company’s 2050 net-zero goal

5 23 Strong Full Year Earnings, Positioned for Continued Growth In millions, except per share Q4-2022 Q4-2021 % variance FY 2022 FY 2021 % variance Net Sales $1,768.1 $1,310.1 35.0% $6,532.2 $4,741.4 37.8% Gross Margin $388.8 $321.1 21.1% $1,529.6 $1,242.0 23.2% Gross Margin % 22.0% 24.5% (10%) 23.4% 26.2% (10.7%) Net Income $156.6 $155.8 0.5% $737.7 $650.9 13.3% EPS Diluted $0.96 $0.94 2.1% $4.49 $3.90 15.1% EBITDA In millions Q4-2022 Q4-2021 % variance FY 2022 FY 2021 % variance Feed $191.4 $167.5 14.2% $810.1 $613.7 32.0% Food $65.4 $49.4 32.4% $256.7 $194.9 31.7% Fuel (1) $172.4 $104.6 64.8% $536.6 $483.1 11.1% Corporate ($16.2) ($14.7) (10.2%) ($62.5) ($56.9) (9.8%) Total combined adjusted EBITDA $413.0 $306.8 34.6% $1,541.0 $1,234.8 24.8% (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA Darling23.0% 24.7% 26.2% 23.4% 18% 23% 28% FY-19 FY-20 FY-21 FY -22 Balance Sheet In millions, except ratio data As of 12/31/2022 As of 1/1/2022 Cash (including restricted) $127.3 $69.1 Revolver availability $1,313 $1,286 Net working capital $512.2 $291.7 Total debt $3,384.8 $1463.4 Leverage ratio (2) 2,54X 1.57X Darling Ingredients Yearly Gross Margin % (2) Per bank covenant

6 23 Food 15% Feed 45% Fuel 40% Food Feed Fuel (1) Combined Adjusted EBITDA Q4 2022 % of Total EBITDA by Segment $244 $312 $274 $267 $1,098 $87 $91 $120 $146 $443 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Global Ingredients DGD (In millions) $330.7 $394.7 Q2 22Q1 22 Q3 22 $402.6 FY 22 $1,541 $413.0 Q4 22 (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA Fourth Quarter EBITDA

Feed Segment

Deliberate focus on integration efforts

Key Drivers

- Global raw material volumes remaining strong with no signs of easing
- Integration of acquisitions progressing
- Quarter-over-quarter gross margins showed slight improvement
- Q4 global fat prices slightly weaker reflecting anticipated downtime and turn arounds at various RD facilities
- Proteins steady with strong export demand for value added
- Petfood demand and annual contracting reflecting continued strength and growth
- Energy prices have eased, both US natural gas and Europe

US $ (in millions)	Q4-2022	Q4-2021	FY-2022	FY-2021
Net Sales	$ 1,216,073	$ 846,498	$ 4,539,000	$ 3,039,500
Cost of sales & operating expenses	950,778	621,581	3,473,506	2,206,248
Gross Margin	$ 265,295	$ 224,917	$ 1,065,494	$ 833,252
Loss (gain) on sale of assets	169	(60)	(3,426)	(550)
Selling, general & administrative expenses	73,736	57,484	258,781	220,078
Restructuring and asset impairment charges	-	-	8,557	-
Depreciation & amortization	91,282	56,538	295,249	218,942
Segment operating income	$ 100,108	$ 110,955	$ 506,333	$ 394,782
Equity in net income (loss) of other unconsolidated subsidiaries	$ (831)	$ 1,554	$ 5,102	$ 5,753
Segment Income	$ 99,277	$ 112,509	$ 511,435	$ 400,535
Segment EBITDA	**$ 191,390**	**$ 167,493**	**$ 810,139**	**$ 613,724**
Raw material processed (mmts)*	3.2	2.2	11.4	8.9

7 23

Feed Segment

US $ (in millions)	Fats	Proteins	Other	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net Sales Three Months Ended Jan. 1, 2022	$ 368.6	$ 250.8	$ 41.3	$ 660.7	$ 111.8	$ 64.5	$ 9.5	$ 846.5
Increase in sales volumes	107.0	108.4	-	215.4	14.1	1.6	-	231.1
Increase/(Decrease) in finished goods prices	78.8	100.8	-	179.6	(16.5)	14.5	-	177.6
Increase/(Decrease) in currency exchange rates	(13.8)	(18.5)	0.7	(31.6)	(1.4)	(0.1)	-	(33.1)
Other change	-	-	(13.9)	(13.9)	-	-	7.9	(6.0)
Total Change	172.0	190.7	(13.2)	349.5	(3.8)	16.0	7.9	369.6
Net sales three months ended Dec. 31, 2022	$ 540.6	$ 441.5	$ 28.1	$ 1,010.2	$ 108.0	$ 80.5	$ 17.4	$ 1,216.1

US $ (in millions)	Fats	Proteins	Other	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net Sales Twelve Months Ended Jan. 1, 2022	$ 1,198.1	$ 1,022.7	$ 173.4	$ 2,394.2	$ 319.1	$ 287.4	$ 38.8	$ 3,039.5
Increase in sales volumes	289.4	275.1	-	564.5	55.8	5.1	-	625.4
Increase in finished goods prices	500.9	237.1	-	738.0	147.6	41.5	-	927.1
Decrease in currency exchange rates	(37.2)	(58.3)	(1.3)	(96.8)	(3.4)	(0.6)	(0.0)	(100.8)
Other change	-	-	28.8	28.8	-	-	19.0	47.8
Total Change	753.1	453.9	27.5	1,234.5	200.0	46.0	19.0	1,499.5
Net sales twelve months ended Dec. 31, 2022	$ 1,951.2	$ 1,476.6	$ 200.9	$ 3,628.7	$ 519.1	$ 333.4	$ 57.8	$ 4,539.0

8 23

9 23 Key Drivers • Fifth consecutive record annual EBITDA • Global collagen business remains strong and on plan • Fiscal year gross margin improvement due to continued shift to higher margin hydrolyzed collagen and slight reduction in raw material prices – more than offsetting higher energy prices • Gelnex expected to close during Q2 • South American expansion should be on-line by end of Q1, early Q2 Food Segment Record year driven by hydrolyzed collagen US $ (in millions) Q4-2022 Q4-2021 FY-2022 FY-2021 Net Sales $ 387,733 $ 344,677 $ 1,459,630 $ 1,271,629 Cost of sales & operating expenses 294,417 272,972 1,102,250 979,232 Gross Margin $ 93,316 $ 71,705 $ 357,380 $ 292,397 Gain on sale of assets (117) (87) (1,008) (88) Selling, general & administrative expenses 28,073 22,405 101,681 97,555 Restructuring & asset impairment charges 21,109 - 21,109 - Depreciation & amortization 14,722 15,263 59.029 60,929 Segment Income $ 29.529 $ 34,124 $ 176,569 $ 134,001 Segment EBITDA $ 65,360 $ 49,387 $ 256,707 $ 194,930 Raw material processed (mt)* 277,000 290,000 1,100,000 1,110,000

10 23 Food Segment $100 $120 $140 $160 $180 $200 $220 $240 $260 Food Segment Trailing 4Q adjusted EBITDA Trailing 4 Q's 77% 14% 9% Fiscal Year 2022 % of Sales Breakdown Collagen Edible fats Other products

11 23 Fuel Segment Key Drivers • Diamond Green Diesel sold 754 million gallons of renewable diesel, $1.18 EBITDA per gallon for fiscal year 2022 • Diamond Green Diesel 3 in Port Arthur, Texas started up in November 2022, on- time, under budget • Sustainable aviation fuel adds optionality and diversity in 2025 • Project 1.2 billion gallons sold in 2023 • European green energy business continues to grow with additional expansions planned. US $ (in millions) Q4-2022 Q4-2021 FY-2022 FY-2021 Net Sales $ 164,277 $ 118,893 $ 533,574 $ 430,240 Cost of sales & operating expenses 134,093 94,371 426,853 313,905 Gross Margin 30,184 24.522 106,721 116,335 Loss (gain) on sale of assets 14 (18) (60) (320) Selling, general & administrative expenses 3,769 3,177 13,690 16,999 Restructuring and asset impairment charges - - - 778 Depreciation & amortization 8.606 6,222 29,500 25,436 Equity in net income of Diamond Green Diesel 123.448 69,663 372,346 351,627 Segment Income $ 141,243 $ 84,804 $ 435,937 $ 425,069 Segment EBITDA $26,401 $21,363 $93.091 $99,656 DGD adjusted EBITDA (Darling's Share) $145,984 $ 83,192 $443,487 $383,419 Segment EBITDA (1) $172,385 $ 104,555 $536,578 $483,075 Raw material processed (mt)*` 370,000 330,000 1,420,000 1,280,000

12 23 Fuel Segment Diamond Green Diesel US $ and gallons (in millions) Q4 2022 Q4 2021 FY 2022 FY 2021 EBITDA (Entity) – recorded w/no BTC $75.5 $19.8 $125.9 $395.6 EBITDA (Entity) – recorded including BTC $292.0 $166.4 $887.0 $766.8 Pro forma Adjusted EBITDA (Darling’s share) $146.0 $83.2 $443.5 $383.4 Total gallons produced 224.6 148.1 780.0 371.6 Total gallons sold/shipped 208.0 146.5 753.5 370.2 EBITDA per gallon sold/shipped $1.40 $1.14 $1.18 $2.07 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 Q1-19Q2-19Q3-19Q4-19Q1-20Q2-20Q3-20Q4-20Q1-21Q2-21Q3-21Q4-21Q1-22Q2-22Q3-22Q4-22 Quarterly Avg. Prices D4 RINs (1.7 Multiple) & Yellow Grease - IL D4 RINs (x 1.7) (Right Axis) Yellow Grease - Illinois (Left Axis) $/lb

13 23 Q4-22 EARNINGS 2023: Growing Shareholder Value • Laser focus on integration efforts, both operationally, geographically and administratively • Expected DGD dividends in 2023 will help to reduce debt • Work toward investment grade • Continue opportunistic share repurchase program, $374.5 million remaining as of year end • Expansion projects to drive profitable growth • Grow green energy in Europe • Expand existing US plants to accommodate customer growth and increase waste feedstock supply • Additional spray dry capacity for hydrolyzed collagen production • Expect continued growth; fiscal year 2023 guidance $1.80-$1.85 billion combined adjusted EBITDA

14 23 APPENDIX ADDITIONAL INFORMATION Q4-22 EARNINGS

15 23 Q4-22 EARNINGS Cal i fornia LCFS RIN Value History

16 23 Q4-22 EARNINGS Feed Segment – Historical US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1-2022 Q2-2022 Q3-2022 Q4-2022 Total 2022 Net Sales $ 651.4 $ 771.9 $ 769.6 $ 846.5 $ 3,039.5 $ 879.4 $ 1,170.3 $ 1,273.1 $1,216.1 $4,539.0 Gross Margin 176.9 215.5 216.0 224.9 833.3 233.9 306.0 260.2 265.3 $1,065.5 Gross Margin % 27.1% 27.9% 28.1% 26.6% 27.4% 26.6% 26.1% 20.4% 21.8% 23.5% Loss (Gain) on sale of assets (0.1) (0.1) (0.2) (0.1) (0.6) (0.3) (1.0) (2.3) 0.2 (3.4) SG&A 52.6 55.0 55.0 57.5 220.1 56.2 64.9 64.0 73.7 258.8 SG&A Margin % 8.1% 7.1% 7.1% 6.8% 7.2% 6.4% 5.5% 5.0% 6.1% 5.7% Operating Income 69.8 106.7 107.4 111.0 394.8 123.7 164.6 117.9 100.1 506.3 Adj. EBITDA (1) $ 124.4 $ 160.7 $ 161.2 $ 167.5 $ 613.7 $ 178.0 $ 242.1 $ 198.6 $ 191.4 $810.1 Adj. EBITDA Margin % 19.1% 20.8% 20.9% 19.8% 20.2% 20.2% 20.7% 15.6% 15.7% 17.8% Raw Material Processed (mmts)* 2.23 2.19 2.22 2.27 8.92 2.31 2.70 3.1 3.2 11.3

17 23 Q4-22 EARNINGS Food Segment – Historical US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1 -2022 Q2-2022 Q3-2022 Q4-2022 Total 2022 Net Sales $ 298.1 $ 317.0 $ 311.9 $ 344.7 $ 1,271.6 $ 354.8 $ 369.2 $ 347.9 $387.7 $1,459.6 Gross Margin 71.7 78.5 70.5 71.7 292.4 84.5 88.2 91.3 93.3 357.4 Gross Margin % 24.0% 24.8% 22.6% 20.8% 23.0% 23.8% 23.9% 26.3% 24.1% 24.5% Loss/(gain) on sale of assets 0.1 (0.0) (0.0) (0.1) (0.1) (0.1) (0.1) (0.8) (0.1) (1.0) SG&A 25.2 25.5 24.4 22.4 97.6 26.8 22.9 23.9 28.1 101.7 SG&A Margin % 8.5% 8.1% 7.8% 6.5% 7.7% 7.6% 6.2% 6.9% 7.2% 7.0% Operating Income 31.5 37.1 31.2 34.1 134.0 42.2 51.0 53.8 29.5 176.6 Adj. EBITDA $ 46.4 $ 53.0 $ 46.1 $ 49.4 $ 194.9 $ 57.7 $ 65.4 $ 68.2 $65.4 $256.7 Adj. EBITDA Margin % 15.6% 16.7% 14.8% 14.3% 15.3% 16.2% 17.7% 19.6% 16.9% 17.6% Raw Material Processed (mmts)* 0.26 0.27 0.28 0.29 1.11 0.28 0.27 0.27 .28 1.10

18 23 Q4-22 EARNINGS F u e l S e g m e n t – H i s t o r i c a l (1) Includes Fuel Segment base EBITDA and Darling's share of DGD EBITDA. (2) Excludes feed stock (raw material) processed at the DGD joint venture. US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1-2022 Q2-2022 Q3-2022 Q4-2022 Total 2022 Net Sales $ 97.2 $ 109.7 $ 104.4 $ 118.9 $ 430.2 $ 132.0 $ 110.7 $ 126.6 $ 164.3 $ 533.6 Gross Margin 25.4 26.6 39.8 24.5 116.3 27.3 24.4 24.8 30.2 106.7 Gross Margin % 26.1% 24.2% 38.1% 20.6% 27.0% 20.7% 22.1% 19.6% 18.4% 20.0% Loss (gain) on sale of assets 0.0 (0.1) (0.3) (0.0) (0.3) (0.0) (0.0) (0.0) 0.0 (0.1) SG&A 4.9 4.5 4.5 3.2 17.0 3.9 4.3 1.7 3.8 13.7 Restructuring and asset impairment charges 0.8 - - - 0.8 - - - - - Depreciation and amortization 6.2 6.7 6.4 6.2 25.4 6.6 6.9 7.3 8.6 29.5 Equity in net income of DGD 102.2 125.8 54.0 69.7 351.7 71.8 73.7 103.4 123.4 372.3 Operating Income 95.8 141.3 83.2 84.8 405.1 88.6 86.9 119.2 141.2 435.9 Base adjusted EBITDA 20.5 22.2 35.6 21.4 99.7 23.4 20.2 23.1 26.4 93.1 DGD adjusted EBITDA (Darling's Share) 108.2 132.0 60.0 83.2 383.4 86.6 90.6 120.3 146.0 443.5 Combined adjusted EBITDA (1) $ 108.8 $ 154.2 $ 95.6 $ 104.6 $ 483.1 $110.0 $110.8 143.4 172.4 536.6 Raw Material Processed (mmts) (2) 0.33 0.31 0.30 0.33 1.28 0.34 0.35 0.36 0.37 1.42

Historical Pricing

2022 Finished Product Pricing

2022 Average Jacobsen Prices (USD)

Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$67.00	$72.03	$74.70	$71.39	$75.60	$81.00	$81.76	$79.51	$82.00	$82.00	$77.62	$80.04	$74.00	$74.00	$69.43	$72.34	$75.82
Yellow Grease - Illinois / cwt	$45.38	$55.50	$60.02	$53.91	$58.00	$60.50	$61.74	$60.11	$60.50	$60.85	$61.64	$61.09	$62.81	$63.23	$60.08	$62.01	$59.28
Used Cooking Oil (UCO) - Illinois / cwt	$59.20	$63.47	$68.02	$63.89	$69.00	$69.00	$69.00	$68.89	$65.88	$64.00	$65.31	$64.98	$64.61	$66.75	$62.96	$64.76	$65.63
Meat and Bone Meal - Ruminant - IL/ ton	$275.50	$291.84	$374.50	$317.22	$360.00	$360.00	$379.52	$366.62	$405.00	$405.00	$399.29	$404.41	$390.00	$390.00	$402.50	$392.39	$370.16
Poultry By-Product Meal - Feed Grade - Mid South/ton	$358.38	$362.50	$380.00	$367.03	$380.00	$381.91	$393.93	$385.83	$390.00	$390.00	$390.71	$388.85	$388.21	$387.50	$397.50	$390.37	$383.02
Poultry By-Product Meal - Pet Food - Mid South/ton	$759.38	$764.50	$764.41	$761.70	$800.00	$826.20	$779.05	$801.36	$750.00	$800.00	$847.62	$762.27	$736.90	$700.00	$687.50	$711.00	$759.09

2022 Vegetable Oils Pricing

2022 Average Jacobsen Prices (USD)

Competing Ingredient for Feed Segment fats & biofuel feedstock	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$64.42	$69.42	$78.75	$71.30	$84.32	$85.79	$80.45	$83.48	$74.30	$73.18	$73.75	$70.70	$75.04	$67.46	$65.17	$75.72	$75.30
Soybean Oil (RBD) - Central Illinois / cwt	$75.57	$79.66	$91.29	$82.65	$96.50	$102.81	$98.78	$99.83	$87.30	$84.18	$83.80	$83.50	$84.17	$76.96	$76.17	$84.82	$87.70
Distiller's Corn Oil - IL/WI cwt	$64.76	$79.00	$76.00	$73.25	$78.73	$80.11	$74.28	$77.63	$72.50	$72.50	$72.45	$69.80	$74.14	$77.46	$66.00	$73.32	$73.50

2022 Cash Corn Pricing

Average Wall Street Journal Prices (USD)

Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$6.22	$6.70	$7.70	$6.90	$8.10	$8.23	$8.30	$8.20	$6.79	$7.60	$7.08	$7.01	$6.88	$6.68	$6.76	$6.85	$7.24

2022 European Benchmark Pricing

Average Thomson Reuters Prices (USD)

Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$1,342	$1,502	$1,820	$1,555	$1,700	$1,698	$1,588	$1,662	$1,256	$1,075	$882	$1,071	$1,018	$1,107	$1,004	$1,043	$1,347.00
Soy meal - CIF Rotterdam / metric ton	$535	$576	$617	$576	$583	$531	$535	$550	$531	$538	$537	$535	$539	$532	$569	$547	$552.00

Comparison	*QTR. over QTR. (Sequential)* Q3-2022 Avg.	Q4-2022 Avg.	% Change	*Year over Year (Q1)* Q4-2021 Avg.	Q4-2022 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$80.04	$72.34	-9.6%	$66.15	$72.34	9.4%
Yellow Grease - Illinois / cwt	$61.09	$62.01	1.5%	$44.30	$62.01	40.0%
Used Cooking Oil (UCO) - Illinois / cwt	$64.98	$64.76	-0.3%	$55.31	$64.76	17.1%
Meat and Bone Meal - Ruminant - Illinois / ton	$404.41	$392.39	-3.0%	$261.79	$392.39	49.9%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$388.85	$390.37	0.4%	$335.07	$390.37	16.5%
Poultry By-Product Meal - Pet Food - Mid South / ton	$762.27	$711.00	-6.7%	$650.25	$711.00	9.3%
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$70.70	$75.72	7.1%	$63.48	$75.72	19.3%
Soybean Oil (RBD) - Central Illinois / cwt	$83.50	$84.82	1.6%	$76.69	$84.82	10.6%
Distiller's Corn Oil - IL/WI per cwt	$69.80	$73.32	5.0%	$57.77	$73.32	26.9%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$7.01	$6.85	-2.3%	$5.48	$6.85	25.0%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$1,130	$1,043	-7.7%	$1,349	$1,043	-22.7%
Soy meal - CIF Rotterdam / metric ton	$535	$547	2.2%	$466	$547	17.4%

19

23

Adjusted EBITDA

Adjusted EBITDA *(U.S. dollars in thousands)*	Three Months Ended December 31, 2022		Three Months Ended January 1, 2022	Twelve Months Ended December 31, 2022		Twelve Months Ended January 1, 2022
Net income attributable to Darling	$ 156,560		$ 155,754	$ 737,690		$ 650,914
Depreciation and amortization	117,384		80,805	394,721		316,387
Interest expense	46,139		14,972	125,566		62,077
Income tax expense	37,995		37,782	146,626		164,106
Restructuring and asset impairment charges	21,109		-	29,666		778
Acquisition and integration costs	2,738		1,396	16,372		1,396
Foreign currency losses	5,272		900	11,277		2,199
Other (income) expense, net	(242)		1,341	3,609		4,551
Equity in net income of Diamond Green Diesel	(123,448)		(69,663)	(372,346)		(351,627)
Equity in net (income) loss of other unconsolidated subsidiaries	831		(1,554)	(5,102)		(5,753)
Net income attributable to noncontrolling interests	2,671		1,843	9,402		6,376
Adjusted EBITDA (Non-GAAP)	$ 267,009		$ 223,576	$ 1,097,481		$ 851,404
Foreign currency exchange impact	18,134	(1)		59,715	(2)	
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 285,143		$ 223,576	$ 1,157,196		$ 851,404
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 145,984		$ 83,192	$ 443,487		$ 383,419
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$ 412,993		$ 306,768	$ 1,540,968		$ 1,234,823

(1) The average rate assumption used in this calculation was the actual average rate for the three months ended December 31, 2022 of €1.00:USD$1.02 and CAD$1.00:USD$0.74, as compared to the average rate for the three months ended January 1, 2022 of €1.00:USD$1.14 and CAD$1.00:USD$0.79, respectively.

(2) The average rate assumption used in this calculation was the actual average rate for the twelve months ended December 31, 2022 of €1.00:USD$1.05 and CAD$1.00:USD$0.77, as compared to the average rate for the twelve months ended January 1, 2022 of €1.00:USD$1.18 and CAD$1.00:USD$0.80, respectively.

20 23

21 23 EVENT CALENDAR Q4 – 22 Earnings Bank of America Global Ag and Minerals Conference March 1 – Fort Lauderdale, Florida Raymond James Annual Institutional Investors Conference March 7 – Orlando, Florida Scotia Howard Weil Energy Conference March 8 – Miami, Florida 35th Annual Roth Conference March 13 – Dana Point, California Piper Sandler Annual Energy Conference March 21 – Las Vegas, Nevada

22 23 Non-U.S. GAAP Measures Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long- lived asset impairment, interest expense, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP). As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at Dec. 31, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Q4– 22 EARNINGS

23 23 Q 4 | F E B R U A R Y 2 7 , 2 0 2 3 EARNINGS REPORT